UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2006
Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-12919 (Commission File Number)	47-0654575 (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas (Address of principal executive offices)	75056 (Zip Code)
Registrant’s telephone number, including area code (469) 384-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On November 9, 2006, Pizza Inn, Inc. (the “Company”) received a staff delinquency notice from the Nasdaq Stock Exchange, LLP (“Nasdaq”) stating that, based upon information disclosed in the Company’s Form 10-Q for the period ended September 24, 2006, the Company fails to comply with the minimum shareholders’ equity, minimum market value of listed securities, and minimum net income requirements for continued listing on The Nasdaq Capital Market, as set forth in Marketplace Rule 4310(c)(2)(B). The notice further stated that if the Company did not provide Nasdaq, on or before November 24, 2006, with a specific plan to achieve and maintain compliance with at least one of the three listing requirements, or if Nasdaq determines that a plan submitted by the Company does not adequately address the deficiencies noted, the Company’s securities would thereafter be delisted.
     On November 24, 2006, the Company submitted to Nasdaq a proposed plan to regain compliance with the minimum shareholders’ equity listing requirement through the realization of a gain on the sale of the Company’s corporate office and distribution facilities, which is expected to be completed on or about December 29, 2006. The plan further proposed that the Company anticipates remaining in compliance with the minimum shareholders’ equity listing requirement in the future by generating net income that will be accretive to shareholders’ equity. Such net income projections are based upon, among other things, the realization of certain anticipated cost savings and an anticipated decrease in legal fees as a result of the settlement of certain litigated and arbitrated matters.
     On December 4, 2006, Nasdaq notified the Company that it believes that the Company has presented a definitive plan evidencing its ability to achieve and sustain compliance with the minimum shareholders’ equity listing requirement and therefore determined to grant the Company an extension of time through January 12, 2007, provided that on or before that date the Company must: (i) complete the sale of its corporate office and distribution facilities and (ii) furnish to Nasdaq a publicly available report that includes (a) disclosure of the November 9, 2006 Nasdaq deficiency letter, (b) a description of the completed transaction that enabled the Company to satisfy the shareholders’ equity requirement, (c) an affirmative statement that as of the date of the report the Company believes it has regained compliance with the shareholders’ equity requirement based upon the completed transaction described, or a balance sheet no more than 60 days old with pro forma adjustments as necessary to evidence compliance with the shareholders’ equity requirements, and (d) a disclosure that Nasdaq will continue to monitor the Company’s ongoing compliance with the shareholders’ equity requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, that it may be subject to delisting.
     The Company anticipates the ability to satisfy the Nasdaq listing requirements and the conditions set forth in the December 4, 2006 Nasdaq notification by the January 12, 2007 deadline. However, there can be no assurance that the Company will be able to cure its noncompliance by achieving or sustaining the shareholders’ equity requirements. If it is not able to do so, the Company may not be able to maintain its Nasdaq listing.
Item 9.01      Financial Statements and Exhibits.
          (d)      Exhibits.

Exhibit
No.	Description of Exhibit
99.1	NASDAQ Notice Letter, dated December 4, 2006 (furnished herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.
Date: December 8, 2006	By:	/s/ Timothy P. Taft
Timothy P. Taft,
President and Chief Executive Officer